QuickLinks -- Click here to rapidly navigate through this document

Exhibit 7.4

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)        ☐

Computershare Trust Company, National Association
(Exact name of trustee as specified in its charter)

A National Banking Association	04-3401714
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)
250 Royall Street, Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

John Wahl, Trust Officer
350 Indiana St., Suite 750, Golden, Colorado 80401
(303) 262-0707
(Name, address and telephone number of agent for service)

TransCanada PipeLines Limited
(Exact name of obligor as specified in its charter)

Canada	52-2179728
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

TransCanada Tower, 450 First Street S.W.
Calgary, Alberta
Canada, T2P 5H1
(Address of principal executive offices)	(Zip Code)

Subordinated Debt Securities

(Title of the indenture securities, under the Subordinated Debt Indenture)

Item 1.    General Information.    Furnish the following information as to the trustee:

    (a)
    Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency
      340 Madison Avenue, 4th Floor
      New York, NY 10017-2613

    (b)
    Whether it is authorized to exercise corporate trust powers.

      The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with the obligor.    If the obligor is an affiliate of the trustee, describe such affiliation.

    None.

Item 16.    List of exhibits.

    Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

    1.        A copy of the articles of association of the trustee. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-179383)

    2.        A copy of the certificate of authority of the trustee to commence business. (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-179383)

    3.        See Exhibits 1 and 2 above.

    4.        A copy of the existing by-laws of the trustee, as now in effect. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-179383)

    6.        The consents of United States institutional trustees required by Section 321(b) of the Act. (See Exhibit 6 to Form T-1 filed with Registration Statement No. 333-179383)

    7.        A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

 SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Golden, and State of Colorado, on the 2nd day of December, 2013.

Computershare Trust Company, National Association

By:	/s/ JOHN WAHL John Wahl Trust Officer

 EXHIBIT 7

Consolidated Report of Condition of

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

250 Royall Street, Canton, MA 02021
at the close of business June 30, 2013.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	-0-
Interest-bearing balances	-0-
Securities:
Held-to-maturity securities	-0-
Available-for-sale securities	16,853
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	-0-
Securities purchased under agreements to resell	-0-
Loans and lease financing receivables:
Loans and leases held for sale	-0-
Loans and leases, net of unearned income	-0-
LESS: Allowance for loan and lease losses	-0-
Loans and leases, net of unearned income and allowance	-0-
Trading assets	-0-
Premises and fixed assets (including capitalized leases)	-0-
Other real estate owned	-0-
Investments in unconsolidated subsidiaries and associated companies	-0-
Direct and indirect investments in real estate ventures	-0-
Intangible assets:
Goodwill	7,756
Other intangible assets	-0-
Other assets	6,591

Total assets	31,200

Dollar Amounts In Thousands
LIABILITIES
Deposits:
In domestic offices	-0-
Noninterest-bearing	-0-
Interest-bearing	-0-
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	-0-
Securities sold under agreements to repurchase	-0-
Trading liabilities	-0-
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	-0-
Not applicable
Not applicable
Subordinated notes and debentures	-0-
Other liabilities	1,544

Total liabilities	1,544

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	500
Surplus (exclude all surplus related to preferred stock)	17,011
Retained earnings	12,115
Accumulated other comprehensive income	-0-
Other equity capital components	-0-
Total bank equity capital	29,656
Noncontrolling (minority) interests in consolidated subsidiaries	-0-
Total equity capital	29,656

Total liabilities and equity capital	31,200

        I, Robert G. Marshall, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

/s/ ROBERT G. MARSHALL Robert G. Marshall Assistant Controller

QuickLinks

  Exhibit 7.4
SIGNATURE
  EXHIBIT 7